Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

November 26, 2013


Commissioners:

We have read the statements made by Touchstone Strategic Trust (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77K of Form N-SAR of Touchstone Strategic Trust dated November 26, 2013. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP















PricewaterhouseCoopers LLP, 1900 Sixteenth Street, Suite 1600,
Denver, CO 80202
T: (720) 931 7000, F: (720) 931 7100, www.pwc.com/us